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                                                                  Exhibit 10.14


         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO GENERAL AUTOMATION, INC. TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                            GENERAL AUTOMATION, INC.

                                SUBORDINATED NOTE
                                -----------------

$500,000                                                        January 21, 1997


         General Automation, Inc., a Delaware corporation (the "COMPANY"), for value received, promises to pay to Morgan Stanley Company, Inc., or order (the "HOLDER"), the sum of Five Hundred Thousand Dollars ($500,000), together with interest on unpaid principal from the date hereof until paid at the rate of fifteen percent (15%) per annum. Interest and principal shall be paid in twenty-four (24) equal monthly installments of $24,243.40 each, commencing on February 21, 1997 and continuing on the 21st day of each month thereafter to and including January 21, 1999, at which time the entire remaining principal amount of this Note, together with accrued interest, shall be due and payable in full.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

         1. ACCELERATION. If any of the events specified in this Section 1 shall occur, the Holder may, so long as such condition exists, and subject to Section 2 below, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

            (a) The failure of the Company to pay when due any monthly installment payable under this Note, which failure is not

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cured within twenty (20) days following written notice of such failure given by the Holder to the Company; or

            (b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

            (c) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent of acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

            (d) Any declared default of the Company under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

         2. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

            2.1 SENIOR INDEBTEDNESS. As used in this Note, the term "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid accrued interest on: (a) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured and whether or not existing as of the date of this Note or hereafter incurred), and (b) any such indebtedness issued in exchange for


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such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

            2.2 DEFAULT ON SENIOR INDEBTEDNESS. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (a) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured and waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

            2.3 EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 2 to receive cash, securities and other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 2 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            2.4 SUBROGATION. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 2.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or



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distributions applicable to the Senior Indebtedness shall, as between the
Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 2 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

            2.5 UNDERTAKING. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 2.

         3. USURY LAWS. The Company hereby agrees: (a) not to insist upon, or plead, or in any manner whatsoever claim the benefit or the advantage of the California usury law or the usury law of any other jurisdiction against the Holder in connection with any claim, action or proceeding which may be brought by the Holder in order to enforce any right or remedy under this Note; and (b) to resist any and all efforts to compel the Company to claim the benefit or advantage of the California usury law or the usury law of any other jurisdiction against the Holder in connection with any claim, action or proceeding which may be brought by the Holder in order to enforce any right or remedy under this Note.

         4. PREPAYMENT. The Company may at any time prepay this Note in whole or in part. All payments made on this Note shall be applied first to accrued interest, and the balance of such payment, if any, shall be applied to principal, and interest shall thereupon cease upon the principal so credited.

         5. HEADINGS. The headings of this Note have been inserted as a matter of convenience and shall not affect the construction hereof.

         6. APPLICABLE LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

         7. ATTORNEYS' FEES. In the event that any legal action is commenced in connection with any dispute arising under this Note or to determine the rights or obligations of any party hereunder,



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the party prevailing in such action shall be entitled to receive, in addition to whatever other remedies he or it may be entitled, an amount as and for it or his or her attorneys' fees in such action.

         IN WITNESS WHEREOF, General Automation, Inc. has caused this Note to be signed on its behalf by the officer named below, thereunto duly authorized.

                                        GENERAL AUTOMATION, INC.

                                        By:
                                             -----------------------------------
                                             John R. Donnelly, Vice
                                             President and Chief Financial
                                             Officer


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